UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 8, 2004

COOPER TIRE & RUBBER COMPANY
(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-4329	34-4297750

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Lima Avenue, Findlay, OH	45840

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(419) 423-1321

(Former Name or Former Address, if Changed Since Last Report)

ITEM 8.01 — OTHER EVENTS

As a result of a continuous market decline in demand for inner tubes, Cooper Tire & Rubber Company will cease production of inner tubes at its Clarksdale, Miss., facility as of November 12. The facility will remain open to produce curing bladders and continue mixing operations for internal consumption by other Cooper facilities. The Clarksdale facility began production in 1956.

Approximately 30 of the 159 current employees will remain at the Clarksdale facility. Employees affected by this decision have been notified and will receive outplacement assistance from the Company. Additionally, Cooper’s inner tube customers have been notified and have been provided with recommendations for alternate sources.

The total cost of this initiative is anticipated to approximate $9 million including the write-down of assets and the impacts of severance and other benefits. The Company will record a charge of approximately $7 million during the third quarter of 2004 as a result of this decision.

This decision supports Cooper’s strategy to dedicate resources to those product categories which will help grow the business globally and provide shareholder value.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

COOPER TIRE & RUBBER COMPANY
By: /s/ Philip G. Weaver Philip G. Weaver Vice President and Chief Financial Officer (Principal Financial Officer)

Date: September 8, 2004